UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  December 18, 2009


                       FINANCIAL FEDERAL CORPORATION
          (Exact name of registrant as specified in its charter)

         Nevada                   001-14237                88-0244792
(State of incorporation)    (Commission file number)    (I.R.S. Employer
                                                       Identification No.)


                730 Third Avenue, New York, New York 10017
            (Address of principal executive offices) (Zip Code)

                              (212) 599-8000
           (Registrant's telephone number, including area code)


       (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

We are filing this Current Report on Form 8-K to revise our consolidated financial statements for the years ended July 31, 2009, 2008 and 2007 included in our Annual Report on Form 10-K for the year ended July 31, 2009 initially filed on September 28, 2009, to reflect the retrospective treatment of the consolidated financial statements for the following accounting standards that became effective for us on August 1, 2009:

     FASB ASC 260-10, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" (formerly referred to as FSP EITF 03-6-1) and

     FASB ASC 470-20, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (formerly referred to as FSP APB 14-1).

The retrospective treatment impacts all of the years presented in the consolidated financial statements and Notes 1, 3, 7, 8 and 12 to the consolidated financial statements included in Part II, Item 8 of the 2009 10-K. We are updating the following information in the 2009 10-K for the retrospective treatment:

     Item 6, Selected Financial Data, attached as Exhibit 99.1 to this 8-K and incorporated herein by reference;

     Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, attached as Exhibit 99.2 to this 8-K and incorporated herein by reference;

     Item  8, Financial Statements and Supplementary Data, attached as Exhibit
              99.3 to this 8-K and incorporated herein by reference; and

     Item 15, Exhibit 12.1, Computation of Debt-To-Equity Ratio, attached as
              Exhibit 12.1 to this 8-K and incorporated herein by reference.

All other information in the 2009 10-K remains unchanged, and this 8-K does not update it for events or developments since we filed the 2009 10-K. Please refer to our subsequent reports filed on Form 10-Q and Form 8-K for events and developments since we filed the 2009 10-K.

The FASB issued FSP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities", in June 2008. Securities participating in dividends with common stock according to a formula are participating securities. This FSP determined unvested shares of restricted stock and stock units with nonforfeitable dividend rights meet the definition of participating securities. Participating securities require the "two-class" method to calculate earnings per common share. This method lowers earnings per common share. We had 1,273,000 unvested shares of restricted stock and stock units with nonforfeitable rights to dividends at July 31, 2009. Therefore, applying this FSP reduced diluted earnings per common share by $0.06, $0.08 and $0.06 in fiscal 2009, 2008 and 2007, respectively and reduced basic earnings per common share by $0.09, $0.10 and $0.08 in fiscal 2009, 2008 and 2007, respectively.  This FSP did not affect net income.

The FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)", in May 2008. This FSP requires a portion of this type of convertible debt to be recorded as equity and interest expense to be recorded on the debt portion at a rate that would have been charged on non-convertible debt with the same terms. This FSP applied to our 2.0% convertible debentures retrospectively for the period they were outstanding from April 2004 through April 2009 but will not affect our consolidated financial statements for periods after April 30, 2009 because we repaid the convertible debentures in April 2009.

We determined we would have been charged 4.2% on five-year non-convertible term debt when we issued the convertible debentures in April 2004. Based on this rate, $17,200,000 of the debentures net of $400,000 of deferred debt issuance costs, and after $5,800,000 of deferred income taxes, was recorded as additional paid-in capital increasing equity by $11,000,000, and has been amortized as a debt discount and recorded as additional interest expense over the period from April 2004 to April 2009 (when we repaid the debentures) using the interest method. The unamortized debt discount was $9,800,000 at August 1, 2006 (the beginning of the earliest fiscal period presented). Applying this FSP increased interest expense by $2,350,000, $3,600,000 and $3,400,000 in fiscal 2009, 2008 and 2007 and decreased the fiscal 2009 gain on debt retirement by $250,000.

                                       2
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Item 9.01.  Financial Statements and Exhibits

     (d)  Exhibits.

       The following exhibits are filed herewith:

       12.1   Computation of Debt-To-Equity Ratio
       23.1   Consent of Independent Registered Public Accounting Firm
       99.1   Selected Financial Data
       99.2 Management's Discussion and Analysis of Financial Condition and Results of Operations
       99.3   Financial Statements and Supplementary Data

                                       3
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FINANCIAL FEDERAL CORPORATION
                                           -----------------------------
                                           (Registrant)


                                           By:  /s/ Steven F. Groth
                                                -------------------------
                                                Senior Vice President and
                                                Chief Financial Officer
                                                (Principal Financial
                                                Officer)


December 18, 2009
-----------------
(Date)

                                       4
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                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    -----------------------------------------------------------
12.1           Computation of Debt-To-Equity Ratio
23.1           Consent of Independent Registered Public Accounting Firm
99.1           Selected Financial Data
99.2           Management's Discussion and Analysis of Financial Condition
               and Results of Operations
99.3           Financial Statements and Supplementary Data

                                       5
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